Exhibit 32.1
SECTION 906 CERTIFICATION
CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED
STATES CODE
I, Eric T. Steigerwalt, certify that (i) MetLife Insurance Company USA’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of MetLife Insurance Company USA.
Date: November 12, 2015

/s/ Eric T. Steigerwalt
Eric T. Steigerwalt
Chairman of the Board, President and
Chief Executive Officer
A signed original of this written statement required by Section 906 has been provided to MetLife Insurance Company USA and will be retained by MetLife Insurance Company USA and furnished to the Securities and Exchange Commission or its staff upon request.